Exhibit 99.1

PRESS RELEASE	Contact:	Jeffrey Freedman, VP IR
Allis-Chalmers Energy
713-369-0550
ALLIS-CHALMERS ENERGY THIRD QUARTER EARNINGS PREVIEW
HOUSTON, TEXAS, October 19, 2007- Allis-Chalmers Energy Inc. (NYSE:ALY) today announced that it expects third quarter 2007 net income to be in the range of $0.35 to $0.37 per diluted share. The Company’s results in the third quarter were primarily affected by weaker Gulf of Mexico activity, including the impact of hurricane season in the U.S. Gulf of Mexico and in Mexico, delays in the delivery of coil tubing units and pre-election labor slow downs and strikes in Argentina. Additionally, the Company’s earnings per share may be affected by a higher overall tax rate.
For the fourth quarter of 2007, the Company estimates that diluted earnings per share will be similar to the third quarter of 2007, or approximately $0.35 to $0.38 per diluted share. For full year 2007, these estimates for the third and fourth quarters of 2007 will result in net income to be in a range of $1.63 to $1.68 per diluted share and EBITDA of $188.0 million to $191.5 million. This compares to previous guidance of $1.70 to $1.80 per diluted share and EBITDA of between $185.0 million to $195.0 million for all of 2007.
The Company will further discuss its final third quarter operating results during its regular earnings release conference call currently scheduled for November 2, 2007.

About Allis-Chalmers
Allis-Chalmers Energy Inc. is a Houston based multi-faceted oilfield services company. It provides services and equipment to oil and natural gas exploration and production companies, domestically in Texas, Louisiana, New Mexico, Colorado, Oklahoma, Mississippi, Utah, Wyoming, Arkansas, Alabama, West Virginia, offshore in the Gulf of Mexico, and internationally primarily in Argentina and Mexico. Allis-Chalmers provides rental services, international drilling, directional drilling, tubular services, underbalanced drilling, and production services. For more information, visit Allis-Chalmers’ website at http://www.alchenergy.com or request future press releases via email at http://www.b2i.us/irpass.asp?BzID=1233&to=ea&s=0.
Forward-Looking Statements
This press release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Allis-Chalmers’ business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release.
Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which Allis-Chalmers operates, competition, obsolescence of products and services, the ability to obtain financing to support operations, environmental and other casualty risks, and the effect of government regulation. Further information about the risks and uncertainties that may affect Allis-Chalmers are set forth in our company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” section) and in its other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Allis-Chalmers undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

Use of EBITDA & Regulation G Reconciliation
This press release contains references to EBITDA, a non-GAAP financial measure that complies with federal securities regulations when it is defined as net income (the most directly comparable GAAP financial measure) before interest, taxes, depreciation and amortization. Allis-Chalmers defines EBITDA accordingly for the purposes of this press release. However, EBITDA, as used and defined by Allis-Chalmers, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. However, Allis-Chalmers believes EBITDA is useful to an investor in evaluating our company’s operating performance because this measure:
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is widely used by investors in the energy industry to measure a company’s operating performance without regard to the items excluded from EBITDA, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;

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helps investors to more meaningfully evaluate and compare the results of Allis-Chalmers’ operations from period to period by removing the effect of its capital structure and asset base from its operating results; and

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is used by management for various purposes, including as a measure of operating performance, in presentations to the board of directors, as a basis for strategic planning and forecasting, as a component for setting incentive compensation and to assess compliance in financial ratios, among others.

There are significant limitations to using EBITDA as a measure of performance, including the inability to analyze the effect of recurring and non-recurring items that are excluded from EBITDA and materially affect net income or loss, results of operations, and the lack of compatibility of the results of operations of different companies.

Reconciliations of this financial measure to net income, the most directly comparable GAAP financial measure, are provided in the table below.
Reconciliation of EBITDA to GAAP Net Income
($ in millions)

	Full Year 2007 Estimate
	Low	High
Net income	56,230	57,992
Depreciation and amortization	54,675	54,675
Interest expense, net	45,486	45,486
Income taxes	31,609	33,347

EBITDA	$188,000	$191,500